Exhibit 3.232

File Number:

LC0961833

Date Filed: 04/14/2009

Robin Carnahan

Secretary of State

MISSOURI ARTICLES

OF ORGANIZATION

Pursuant to the Missouri Limited Liability Company Act, the undersigned certify the following, that:

1. The name of the limited liability company is: Kennett HMA, LLC.

2. The purpose for which the limited liability company is organized is: to engage in any lawful business purpose.

3. The name and address of the limited liability company’s registered agent in Missouri is:

CT CORPORATION SYSTEM

120 South Central Avenue

Clayton, MO 63105.

4. The management of the limited liability company is vested in the manager of the company:

Hospital Management Associates, Inc.

5811 Pelican Bay Blvd., Suite 500

Naples, FL 34108.

5. The limited liability company shall continue until dissolved in accordance with the terms of these Articles or by operation of law.

6. The name and street address of the organizer is:

Timothy R. Parry

5811 Pelican Bay Blvd., Suite 500

Naples, FL 34108.

7. The effective date of this document is the date it is filed by the secretary of state.

In affirmation thereof, the facts stated above are true:

/s/ Timothy R. Parry	4-9-09

Timothy R. Parry, Incorporator

File Number:

LC0961833

Date Filed: 04/21/2009

Robin Carnahan

Secretary of State

NOTICE OF MERGER

OF LIMITED LIABILITY COMPANY

Pursuant to the Missouri Limited Liability Company Act, the undersigned certify the following, that:

1.	The name and jurisdiction of organization of each limited liability company which is to merge is:

(1)	Kennett HMA, LLC, a Missouri limited liability company

(2)	Kennett HMA, LLC, a Delaware limited liability company.

2. The surviving entity and the jurisdiction of its organization or formation is:

Kennett HMA, LLC, a Missouri limited liability company.

3. This merger was authorized and approved by the members of each party to the merger in accordance with the laws of the jurisdiction where it was organized or formed.

4.	The articles of organization of the surviving Missouri limited liability company are not amended as a result of the merger.

5. The executed agreement of merger is on file at the principal place of business of the surviving limited liability company, the address of which is: Health Management Associates, Inc., Pelican Bay Boulevard, Suite 500, Naples, FL 34108.

6. A copy of the agreement of merger will be furnished by the surviving entity, on request and without cost, to any member or owner of any entity that is a party to the merger.

7. The effective date of this document is the date it is filed by the secretary of state.

In affirmation thereof, the facts stated above are true this 17th day of April, 2009:

Kennett HMA, LLC a Missouri limited liability company

By:	/s/ Timothy R. Parry

Timothy R. Parry
Senior Vice President

Kennett HMA, LLC a Delaware limited liability company

By:	/s/ Timothy R. Parry

Timothy R. Parry
Senior Vice President